Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO

18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of RTI Surgical Holdings, Inc. (f/k/a RTI Surgical, Inc.) (the “Company”) on Form 10-K/A for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Camille I. Farhat, President and Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, and to the best of my knowledge, that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 8, 2020

/s/ Camille I. Farhat
Name: Camille I. Farhat
Title: President and Chief Executive Officer

The foregoing certification is being furnished solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and is not being filed as part of the Report or as a separate disclosure document. A signed original of this written statement required by Section 906 has been provided to RTI Surgical Holdings, Inc. (f/k/a RTI Surgical, Inc.) and will be retained by RTI Surgical Holdings, Inc. (f/k/a RTI Surgical, Inc.) and furnished to the Securities and Exchange Commission or its staff upon request.